Exhibit 99.1

Gartner	Press Release

Gartner Provides Update Regarding Conferences Through August 2020

STAMFORD, Conn., March 25, 2020 — Gartner, Inc. (NYSE: IT), the world’s leading research and advisory company, today announced that in consideration of guidelines and travel restrictions implemented by governments around the world due to the novel coronavirus (COVID-19), it has cancelled or postponed all conferences scheduled for April through August 2020.

Since the onset of the COVID-19 outbreak, our teams have been closely monitoring the rapidly evolving situation. Gartner’s highest priority is the health and safety of our associates, clients, vendors, partners, and other stakeholders.

Gartner estimates the financial impact from not operating these conferences through August 2020 would be approximately $158 million of Revenue and $97 million of Adjusted EBITDA in second quarter 2020 and $22 million of Revenue and $12 million of Adjusted EBITDA in third quarter 2020. This is Gartner’s current estimate as of the date of this announcement, and the ultimate adverse financial impact from these cancellations or postponements may be affected by a number of factors, including, among others, our ability to reschedule these conferences later in the year, our ability to recoup certain costs already expended on these conferences, and our ability to obtain reimbursement under our insurance policies. Additionally, the ongoing impact of COVID-19 on Gartner’s business remains difficult to project given uncertainty related to its magnitude, duration, geographic reach and impact on the global economy.

Conferences scheduled beyond August 2020 currently are expected to proceed as planned. The Company will continue to monitor the rapidly evolving situation and will be making determinations for future conferences on a case-by-case basis, with Gartner’s highest priority being the health and safety of all those involved.

Gartner is implementing several cost-reduction programs which, if kept in place through the end of 2020, are expected to yield expense savings versus the original 2020 operating plan of at least $200 million. The programs being implemented include reductions to travel, new hiring, and capital expenditures. Gartner is continuing to evaluate other potential cost saving measures. The Company will provide further information and expects to update its outlook for full year 2020 on its first quarter earnings call in early May 2020.

About Gartner

Gartner, Inc. (NYSE: IT), is the world’s leading research and advisory company and a member of the S&P 500. We equip business leaders with indispensable insights, advice and tools to achieve their mission-critical priorities and build the successful organizations of tomorrow.

Our unmatched combination of expert-led, practitioner-sourced and data-driven research steers clients toward the right decisions on the issues that matter most. We are a trusted advisor and an objective resource for more than 15,000 enterprises in more than 100 countries — across all major functions, in every industry and enterprise size.

To learn more about how we help decision makers fuel the future of business, visit gartner.com.

CONTACT:

David Cohen

GVP, Investor Relations, Gartner

+1 203.316.6631

Kathleen Persaud

Director, Investor Relations, Gartner

+1 203.316.1672

investor.relations@gartner.com

FORWARD LOOKING STATEMENTS

Statements contained in this press release relate to the estimated impact of the COVID-19 crisis, and of measures taken in response to the crisis, on Gartner’s business, growth, reputation, projections, prospects, financial results, operations, cash flow and liquidity, and all other statements in this release other than recitation of historical facts are forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, estimates, uncertainties and other factors that may cause actual results to be materially different. Many of these risks and uncertainties are currently amplified by and may continue to be amplified by, or in the future may be amplified by, the COVID-19 crisis.

Such factors include, but are not limited to, the following: uncertainty of the magnitude, duration, geographic reach and impact on the global economy of the COVID-19 crisis; the current, and uncertain future, impact of the COVID-19 crisis on our business, growth, reputation, projections, prospects, financial condition, operations, cash flows, and liquidity; the adequacy or effectiveness or steps we take to respond to the crisis, including cost reduction or other mitigation programs; our ability to achieve and effectively manage growth, including our ability to integrate our acquisitions and consummate and integrate future acquisitions; our ability to pay our debt obligations; our ability to maintain and expand our products and services; our ability to expand or retain our customer base; our ability to grow or sustain revenue from individual customers; our ability to attract and retain a professional staff of research analysts and consultants as well as experienced sales personnel upon whom we are dependent; our ability to achieve continued customer renewals and achieve new contract value, backlog and deferred revenue growth in light of competitive pressures; our ability to carry out our strategic initiatives and manage associated costs; our ability to successfully compete with existing competitors and potential new competitors; business disruptions resulting from natural disasters, public health issues including the outbreak of COVID-19, terrorist acts, wars or other geopolitical activities; our ability to enforce or protect our intellectual property rights; additional risks associated with international operations, including foreign currency fluctuations; the U.K.’s exit from the European Union and its impact on our results; the impact of restructuring and other charges on our businesses and operations; cybersecurity incidents; general economic conditions; risks associated with the creditworthiness, budget cuts, and shutdown of governments and agencies; the impact of changes in tax policy and heightened scrutiny from various taxing authorities globally; uncertainty from the expected discontinuance of LIBOR and transition to any other interest rate benchmark; changes to laws and regulations; and other factors described under “Risk Factors” in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which can be found on Gartner’s website at https://investor.gartner.com and the SEC’s website at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and Gartner disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

NON-GAAP FINANCIAL MEASURES

Certain financial measures used in this Press Release are not defined by U.S. generally accepted accounting principles (“GAAP”) and as such are considered non-GAAP financial measures. We provide these measures to enhance the user’s overall understanding of Gartner’s current financial performance and Gartner’s prospects for the future. Investors are cautioned that these non-GAAP financial measures may not be defined in the same manner by other companies and, as a result, may not be comparable to other similarly titled measures used by other companies. Also, these non-GAAP financial measures should not be construed as alternatives, or superior, to other measures determined in accordance with GAAP. The non-GAAP financial measures used in this Press Release are defined as follows: Adjusted EBITDA: Represents GAAP net income (loss) adjusted for: (i) interest expense, net; (ii) tax provision (benefit); (iii) other operating expense/income, net; (iv) stock-based compensation expense; (v) depreciation, amortization, and accretion; (vi) the amortization of non-cash fair value adjustments on pre-acquisition deferred revenues, as applicable; (vii) acquisition and integration charges and certain other non-recurring items; (viii) EBITDA from pre-acquisition periods, as applicable; (ix) gain/loss on divestitures, as applicable; and (x) EBITDA from divested operations, as applicable. We believe Adjusted EBITDA is an important measure of our recurring operations as it excludes items not representative of our core operating results. Gartner is unable to estimate the expected net income from not operating the April through August 2020 conferences.

Source: Gartner, Inc.

Gartner-IR

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